Exhibit 10.1
FOURTH AMENDMENT TO
INTEGRA BANK CORPORATION EMPLOYEES’ 401(k) PLAN
This Fourth Amendment to Integra Bank Corporation Employees’ 401(k) Plan is adopted by Integra Bank Corporation.
Background
1. Effective January 1, 2003, Integra Bank Corporation (“Employer”) amended and completely restated the Integra Bank Corporation Employees’ 401(k) Plan (“Plan”).
2. The Plan has been amended by First, Second and Third Amendments.
3. The Employer wishes to amend the Plan further.
Amendment
THEREFORE, the Plan is amended as follows:
1. Effective July 1, 2007, a new Paragraph (6) is added to the definition of “Continuous Service” at Section 2.01 to read as follows:
(6) For purposes of this Subsection, a period of time with the Employer includes any period of time before April 9, 2007 with Prairie Financial Corporation, a “Prairie Subsidiary,” or a predecessor employer of Prairie Financial Corporation or a Prairie Subsidiary to the extent such service has been recognized by the Prairie Financial Corporation Retirement Plan. For this purpose, “Prairie Subsidiary” means “Prairie Subsidiary” as that term is defined in section 4.4 of the Agreement and Plan of Merger by and among Integra Bank Corporation, PFC Merger Corporation and Prairie Financial Corporation.

2. Effective July 1, 2007, the definition of “Deferral Ratio” at Section 2.01 is amended to read as follows:
“Deferral Ratio” means, with respect to a Participant for a Plan Year, the ratio of (1) to (2), calculated to the nearest one-hundredth of one percent, where (1) is the Elective Deferrals paid to the Trust on behalf of the Participant for the Plan Year and (2) is the Participant’s Regulatory Compensation for the Plan Year. In determining Deferral Ratios, the following rules will apply:
(1) Elective Deferrals that are used to meet the requirements of Code paragraph 401(m)(2) will be disregarded.
(2) An Elective Deferral will be taken into account for a Plan Year only if it relates to Compensation that would have been received by the Participant in the Plan Year, but for the election to defer it, is allocated to the Participant’s Elective Deferral Account or Roth Contribution Account as of a date within the Plan Year and is paid to the Trust not later than 12 months after the Plan Year for which it is made.
(3) All elective employee pre-tax contributions and designated Roth contributions made under the Plan and any other plan aggregated with it for purposes of Code paragraph 401(a)(4) and Code subsection 410(b) (other than clause 410(b)(2)(A)(ii)) are treated as made under the Plan. If the Plan and any other plan are permissively aggregated for purposes of Code subsection 401(k), the aggregated plans must separately satisfy Code paragraph 401(a)(4) and Code subsection 410(b) as though they were a single plan.
(4) In determining the Deferral Ratio for a Highly Compensated Participant, all cash or deferred arrangements in Retirement Plans in which the Highly Compensated Participant is eligible to participate (other than arrangements that may not be permissively aggregated with the arrangement under this Plan) will be considered, together with the arrangement under this Plan, to be a single cash or deferred arrangement.
3. Effective July 1, 2007, the definition of “Designated Roth Contributions” is added at Section 2.01 to read as follows:
“Designated Roth Contributions” means “designated Roth contributions” within the meaning of Code section 402A(c)(1) made to the Plan pursuant to Subsection 4.02(h).
4. Effective July 1, 2007, the definition of “Elective Deferral” at Section 2.01 is amended to read as follows:
“Elective Deferral” means a contribution, including a Designated Roth Contribution, made on behalf of a Participant pursuant to Section 4.02.
5. Effective July 1, 2007, the definition of “Elective Deferral Account” at Section 2.01 is amended to read as follows:
“Elective Deferral Account” means a Participant’s Account attributable to Elective Deferrals, other than Designated Roth Contributions, and Qualified Nonelective Contributions, including Qualified Nonelective Contributions made under prior versions of the Plan.

6. Effective April 9, 2007, the definition of “Eligible Employee” at Section 2.01 is amended to read as follows:
“Eligible Employee” means an Employee who receives compensation from the Employer that the Employer initially reports on a federal wage and tax statement (Form W-2), and is not classified as a “temporary” or “on-call” Employee in accordance with the Employer’s written policies. An Employee who, on January 31, 2001, is employed by Webster Bancorp, Inc. or its subsidiaries, is not considered an Eligible Employee until April 1, 2001. An Employee who is employed in the Chicago, Illinois office of the Employer is not considered an Eligible Employee until July 1, 2007.
7. Effective July 1, 2007, the definition of “Eligible Retirement Plan” at Section 2.01 is amended to read as follows:
“Eligible Retirement Plan” means any of the following that accepts a Distributee’s Eligible Rollover Distribution: an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), a qualified trust described in Code section 401(a), an annuity contract described in Code section 403(b) and an eligible plan under Code section 457, which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state that agrees to separately account for amounts transferred into the plan from the Plan. Notwithstanding the preceding sentence, with respect to a Direct Rollover of all or a portion of the balance credited to the Distributee’s Roth Contribution Account, an “Eligible Retirement Plan” means a Roth elective deferral account under an applicable retirement plan described in Code section 402A(e)(1) or a Roth IRA described in Code section 408A.
8. Effective July 1, 2007, the definition of “Eligible Rollover Distribution” at Section 2.01 is amended to read as follows:
“Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Beneficiary, or for a specified period of 10 years or more, (2) any distribution to the extent the distribution is required under Code section 401(a)(9), (3) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) and (4) any hardship distribution. Notwithstanding clause (3) of the preceding sentence, an “Eligible Rollover Distribution” includes a Direct Rollover of all or a portion of the balance credited to the Distributee’s Roth Contribution Account to a Roth elective deferral account under an applicable retirement plan described in Code section 402A(e)(1) or a Roth IRA described in Code section 408A.

9. Effective July 1, 2007, the definition of “Roth Contribution Account” is added to Section 2.01 to read as follows:
“Roth Contribution Account” means a Participant’s Account attributable to Designated Roth Contributions.
10. Effective July 1, 2007, Subsection 4.02(f) is amended to read as follows:
(f) Elective Deferrals other than Designated Roth Contributions made on behalf of a Participant with respect to a Plan Year will be allocated to the Participant’s Elective Deferral Account as of the earlier of the date on which they are contributed to the Trust or the last day of the Plan Year. Elective Deferrals that are Designated Roth Contributions made on behalf of a Participant with respect to a Plan Year will be allocated to the Participant’s Roth Contribution Account as of the date on which they are contributed to the Trust or the last day of the Plan Year.
11. Effective July 1, 2007, a new Subsection (h) is added to Section 4.02 to read as follows:
(h) A Participant may designate, in increments of 1%, all or any portion of his Elective Deferrals to the Plan on or after July 1, 2007 as Designated Roth Contributions on the salary redirection agreement authorizing his Elective Deferrals.
12. Effective July 1, 2007, Subsection 4.03(c) is amended to read as follows:
(c) If Elective Employer Contributions with respect to a Participant for a calendar year exceed the limitation of Code paragraph 402(g)(1) (as adjusted from time to time pursuant to Code paragraph 402(g)(5)), the Participant will notify the Plan Administrator not later than March 1 of the following year of the portion of the excess Elective Employer Contributions allocable to the Plan. If the Plan Administrator receives notice from a Participant pursuant to the preceding sentence, the Plan Administrator will cause the Trustee to distribute to the Participant not later than the following April 15 the portion of the excess Elective Employer Contributions allocable to the Plan and any income allocable to that portion. Elective Employer Contributions distributed to a Participant pursuant to the preceding sentence will be distributed first from a Participant’s Elective Deferrals allocated to his Elective Deferral Account for the calendar year and, to the extent excess Elective Employer Contributions allocable to the Plan remain, distributed from a Participant’s Designated Roth Contributions allocated to his Roth Contribution Account for the calendar year.

13. Effective July 1, 2007, Section 5.01 is amended to read as follows:
Section 5.01. Participants’ Accounts. The Plan Administrator will create and maintain adequate records to disclose the interest in the Trust of each Participant, Beneficiary and Alternate Payee. Records will be in the form of individual bookkeeping accounts, and credits and charges will be made to those Accounts pursuant to Article IV and the following provisions of this Article V. Each Participant will have a separate Elective Deferral Account, Matching Account, Profit Sharing Account, and Voluntary Account. Each Participant who makes Designated Roth Contributions will have a Roth Contribution Account. Each Eligible Employee who makes a Rollover Contribution will have a separate Rollover Account. Each Beneficiary, and to the extent required by a Qualified Domestic Relations Order, each Alternate Payee, will have the same separate accounts maintained for the Participant from whom their Plan benefits derived. The maintenance of individual Accounts is for accounting purposes only, and a segregation of Trust Assets to each Account will not be required. The Plan Administrator will also maintain records to indicate the amount of each Participant’s Accounts in each Fund.
14. Effective August 1, 2007, Section 6.02 is amended to read as follows:
Section 6.02. Vested Interests. A Participant’s interest in his or her Elective Deferral Account, Voluntary Account, Matching Account, Rollover Account, and that portion of his or her Profit Sharing Account attributable to profit sharing contributions made prior to 1994 shall be 100% vested at all times. In addition, a Participant’s interest in contributions made by or for him or her to the Prairie Financial Corporation Retirement Plan shall be 100% vested on the date they are transferred to this Plan.
15. Effective July 1, 2007, Section 7.01 is amended to read as follows:
Section 7.01. General. Except as provided in Section 7.05, the Participant’s Accounts invested in Company Stock will be distributed in the form of cash or Company Stock, as elected by the Participant or Beneficiary, except that the value of any fractional shares of Company Stock will be distributed in cash. Except as provided in Section 4.03(c), and absent an election to the contrary by the Participant (or the Participant’s Beneficiary), distributions of Elective Deferrals will be distributed from a Participant’s Elective Deferral Account and Roth Contribution Account in the same proportion that the Participant’s Elective Deferrals are credited to his Elective Deferral Account and Roth Contribution Account at the time of distribution.

16. Effective August 1, 2007, Article V is amended to read as follows:
ARTICLE VIII
ADMINISTRATION
Section 8.01. Administrator. The Integra Bank 401(K) Fiduciary Committee will be the administrator of the Plan within the meaning of ERISA section 3(16)(A) and the Plan Administrator. The Committee will consist of the number of members, not fewer than three, that is specified from time to time by the Chief Financial Officer of Integra Bank Corporation. All members of the Committee will be Employees of the Employer. All members of the Committee will serve without compensation.
Section 8.02. Removal and Replacement of Committee Members. The members of the Committee will hold membership at the pleasure of the Chief Financial Officer and may be removed by the Chief Financial Officer with or without cause. Any vacancy among the members will be filled by the Chief Financial Officer.
Section 8.03. Disqualification and Resignation. On the date when a Committee member is no longer an Employee of the Employer, he will be disqualified from membership on the Committee. A member of the Committee may resign by delivering his written resignation to any other member of the Committee or to the Chief Financial Officer. A resignation will become effective on the date specified in the instrument of resignation.
Section 8.04. Chairman, Services, and Counsel. The Chief Financial Officer will appoint one of the members of the Committee as Chairperson. The Chairperson will appoint a Secretary, who may be, but need not be, one of the members of the Committee. The Employer will provide the Committee, at the Employer’s expense, with such clerical, accounting, actuarial, and other services as the Committee may reasonably require in carrying out its responsibilities. The Committee may employ counsel, who may be, but need not be, counsel to the Employer.
Section 8.05. Meetings. The Committee will hold meetings upon such notice, at such places, and at such times as the Committee may from time to time determine.
Section 8.06. Quorum. A majority of the members of the Committee at the time holding office will constitute a quorum for the transaction of business. All resolutions and other actions taken by the Committee at any meeting will be by the vote of the majority of the members of the Committee present at the meeting.
Section 8.07. Action Without Meeting. Any decision, order, direction, or other action, including orders and directions to the Trustee, made in writing signed by a majority of the members of the Committee at the time holding office will constitute valid and effective action of the Committee, whether or not the matter to which that decision, order, direction, or other action pertains has already been acted upon at a duly called and held meeting of the Committee.

Section 8.08. Notice to Trustee of Changes in Membership. The Trustee will not be charged with notice of any change in the membership of the Committee unless and until it has received written notice of the change signed by an officer of the Employer.
Section 8.09. Correction of Defects. The Committee may correct any defect or supply any omission or reconcile any error or inconsistency in its previous proceedings, decisions, orders, directions, or other actions in such manner and to such extent as it deems advisable to carry out the purposes of the Plan.
Section 8.10. Reliance Upon Legal Counsel. The members of the Committee and the Employer will be entitled to rely upon all opinions given by legal counsel selected by the Committee.
Section 8.11. Expenses. In the performance of its duties, the Committee is authorized to incur reasonable expenses, including counsel fees, which will, to the extent permitted by ERISA, be chargeable against the funds of the Trust if the expenses are not paid by the Employer.
Section 8.12. Indemnification. The Employer agrees to indemnify and hold harmless each member of the Committee against any cost, expense, or liability (including any sum paid in settlement of any claim with the approval of the Chief Financial Officer) arising out of any act or omission to act as a member of the Committee, except only acts and omissions representing willful misconduct, fraud, or lack of good faith.
Section 8.13. Powers and Duties of Committee. Subject to the specific limitations stated in this Plan, the Committee will have the following powers, duties, and responsibilities:
(a) To carry out the general administration of the Plan;
(b) To cause to be prepared all forms necessary or appropriate for the administration of the Plan;
(c) To keep appropriate books and records, including minutes of the meetings of the Committee;
(d) To determine, consistently with the provisions of this Plan, the manner in which the Trust Assets will be allocated and disbursed;
(e) To give directions to the Trustee as to the amounts to be disbursed to Participants and others under the provisions of the Plan;

(f) To establish written procedures for determining, and to determine in accordance with those procedures, whether a domestic relations order is a Qualified Domestic Relations Order;
(g) To exercise all other powers and duties specifically conferred upon the Committee elsewhere in this Plan and the Trust Agreement;
(h) To exercise all duties and responsibilities imposed by ERISA upon the Committee as administrator of the Plan;
(i) To interpret, with discretionary authority, the provisions of the Plan and to resolve, with discretionary authority, all disputed questions of Plan interpretation including eligibility, rights, and status of Participants and others under the Plan; and
(j) To employ agents to assist it in performing its administrative duties.
The Committee will at all times make similar decisions on similar questions involving similar circumstances. Subject to the provisions of ERISA and to the provisions of Article IX relating to claims, all decisions of the Committee made in good faith on all matters within the scope of its authority under the provisions of the Plan will be final and binding upon all persons.
Section 8.14. Matters Specifically Excluded from Jurisdiction. Notwithstanding any other provision of this Plan, the Committee will have no power, duty, or authority with respect to determination of the amounts to be contributed by the Employer to the Trust.
Section 8.15. Investment Manager. The Committee may appoint an investment manager or managers to manage (including the power to acquire and dispose of any Trust Assets) those Trust Assets specified by the Committee, subject to the conditions of this Section.
(a) An appointed investment manager must (1) be registered as an investment adviser under the Investment Advisers Act of 1940, (2) be a bank as defined in that Act or (3) be an insurance company qualified to perform investment management services in more than one state.
(b) An appointed investment manager must, prior to acting with respect to the Trust Assets, acknowledge in writing that he accepts the duties given him under the Plan and that he is a fiduciary with respect to the Plan.
(c) Upon the appointment of an investment manager, the Committee will notify the Trustee of the appointment in writing, and will deliver to the Trustee a copy of the instruments evidencing the appointment, copies of the written acknowledgment referred to in paragraph (b), and written directions concerning the proper segregation of the Trust Assets into separate investment accounts, if appropriate. The Committee’s written notification will constitute a warranty as to the investment manager’s qualifications under section 3(38) of ERISA, and the Trustee will be fully protected in relying on the investment manager’s continued qualification and authority until otherwise notified in writing by the Committee. The Trustee will follow the directions of an appointed investment manager regarding investment and reinvestment of Trust Assets. The Trustee will be under no obligation to review or give advice with respect to the investment manager’s directions.

(d) The Trustee will not be liable for the acts or omissions of the investment manager or be under an obligation to invest or otherwise manage any Trust Assets that are subject to management by the investment manager. The Trustee will have no liability arising out of following the directions of the investment manager.
(e) The Committee may remove an investment manager upon written notice to the Trustee, in which case the Trustee will, until notified of the appointment of a successor investment manager, accept and manage the Trust Assets previously managed by the investment manager.
17. Effective July 1, 2007, Section 12.06 is amended to read as follows:
Section 12.06. Payment of Benefits Upon Termination. Upon termination of the Plan, the Trust will continue in existence for the purpose of administering the Trust Assets and the payment in full of all benefits pursuant to the provisions of Article VII. A Participant’s Elective Deferral Account, Roth Contribution Account and Matching Account will not be distributed earlier than upon one of the following events:
(a) The Participant’s retirement, death, disability, attainment of age 59-1/2, or separation from service.
(b) The termination of the Plan without establishment of a successor plan.
(c) The date of the sale or other disposition by the Employer to an unrelated corporation, which does not maintain the Plan, of substantially all of the assets (within the meaning of Code paragraph 409(d)(2)) used by the Employer in its trade or business. The preceding sentence will apply only with respect to a Participant who continues employment with the corporation acquiring the Employer’s assets.
18. Effective August 1, 2007, Section 14.01 is amended to read as follows:
Section 14.01. Merger, Consolidation, or Transfer of Assets or Liabilities. The Plan will not merge with, consolidate with, or transfer any of its assets or liabilities to any other plan unless each Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). Any assets or liabilities merged or consolidated with, or transferred to, the Plan from another plan on behalf of an Eligible Employee will be credited to one or more of the Employee’s Accounts in the Plan so that any options and restrictions applicable to the merged, consolidated or transferred amounts will be preserved as required by law. Any outstanding plan loans transferred to the Plan from another plan on behalf of an Eligible Employee will be administered under the Plan in accordance with the terms of the plan from which they transferred, and the loan documents related to them, until they have been completely repaid.

19. Effective August 1, 2007, Section 14.07 is amended to read as follows:
Section 14.07. Transfers From Merged Plans. Upon the merger of the following-named plans (the “Merged Plans”) into the Plan, the Trust shall accept all assets of the Merged Plans from the trusts of the Merged Plans:
Bank of Illinois in Mt. Vernon 401(k) Plan (the “Bank of Illinois Plan”)

Community First Financial, Inc. 401(k) Plan (the “Community First Plan”)

First State Bank of Vienna 401(k) Profit Sharing Plan (the “Vienna Plan”)

PBI 401(k) Plan (the “PBI Plan”)

Illinois One Bancorp, Inc., 401(k) Profit Sharing Plan (the “Illinois One Plan”)

Prairie Financial Corporation Retirement Plan (the “Prairie Plan”)
Except as otherwise provided in Section 14.01 and this Section, the assets transferred to the Plan from the Merged Plans shall be administered in accordance with the provisions of this Plan. Notwithstanding the preceding sentence, the following benefits shall be preserved with respect to the transferred assets:
(a) Bank of Illinois. At any time upon reaching age 59 1/2, Participants may withdraw from their Accounts any amounts attributable to assets transferred from the Bank of Illinois Plan.
(b) Community First Plan. At any time upon reaching age 59 1/2, Participants may withdraw from their Accounts any amounts attributable to their elective deferral contributions to the Community First Plan; and at any time upon reaching age 65, or upon reaching age 55 with 6 years of service, Participants may withdraw from their Accounts any amounts attributable to the assets transferred from the Community First Plan.
(c) PBI Plan. At any time upon reaching age 59 1/2, Participants may withdraw from their Accounts any amounts attributable to assets transferred from the PBI Plan.
(d) Illinois One Plan. At any time, Participants may withdraw from their Accounts any amounts attributable to their rollover contributions to the Illinois One Plan.

(e) Prairie Plan. At any time upon reaching age 59 1/2, Participants may withdraw from their Accounts any deferral contributions, other than designated Roth contributions, transferred from the Prairie Plan. At any time, Participants may withdraw from their Accounts any amounts attributable to rollovers transferred from the Prairie Plan.

This Fourth Amendment to Integra Bank Corporation Employees’ 401(k) Plan is executed on behalf of Integra Bank Corporation by its duly authorized officer this 15th day of August, 2007.

INTEGRA BANK CORPORATION

By:	/s/ Martin M. Zorn

(Signature)

Martin M. Zorn

(Printed)

EVP — CFO

(Title)

ATTEST:

/s/ Cheryl L. Steinbacher
(Signature)

Cheryl L. Steinbacher
(Printed)

SVP, HR & Leadership Development Mgr.
(Title)